Exhibit 99.1

PRESS RELEASE
Synthesis Energy Systems Announces Third Quarter Financial Results
Conference call scheduled for 8:00 a.m. Eastern Today
HOUSTON, Texas, May 8, 2009 – Synthesis Energy Systems, Inc. (the “Company”) (NASDAQ: SYMX), a global industrial gasification company, today announced results for the third quarter of fiscal 2009.
“We are making real progress toward reducing costs as our overall cash burn rate for this quarter was approximately half of each of the two prior quarters. In this quarter we experienced low demand for syngas from our Hai Hua JV related to Hai Hua’s low methanol production levels. We expect Hai Hua syngas demand to remain low throughout the year and are working with Hai Hua to improve unit energy costs related to these low production rates.” stated Robert Rigdon, President and CEO of the Company.
Third Quarter Financial Results (Unaudited)
For the third quarter of fiscal 2009, the Company reported revenue of $76,000 from syngas and by-product sales from the Hai Hua joint venture plant in China. The Hai Hua joint venture operated for approximately 13% of the quarter. Downtime was related to an unscheduled maintenance outage, repairs resulting from a power disruption, local government inspections and maintenance by Hai Hua. Although the Hai Hua joint venture began to invoice Hai Hua for the energy and capacity fees after declaring commercial operations, the revenue has not been received and was not recognized by the Hai Hua joint venture for the three months ended March 31, 2009 due to differing interpretations between Hai Hua and the Hai Hua joint venture regarding certain syngas quality component requirements under the syngas purchase and sale agreement. In April 2009, the Hai Hua joint venture and Hai Hua entered into a Supplementary Agreement to provide more clarity regarding the required syngas quality and volume to be delivered, recovery of the energy fee during turndown periods and operations coordination during unscheduled outages. Hai Hua will remain obligated to pay the full capacity fee to the Hai Hua joint venture notwithstanding such reduced syngas consumption, subject only to availability of the plant, quality of the syngas and exceptions for certain events of force majeure.
The Company also recorded $250,000 in project development fee revenue earned upon completion of the Otter Creek project pre-feasibility study for the North American Coal Company. Given the current commodity prices and financial market conditions in the U.S., the Company does not expect this project will be a viable development option in the near term.
Three Riverway, Suite 300 Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610

Cost of sales and plant operating expenses were $0.9 million for the quarter, down $2.0 million compared to the Company’s second quarter, due to the Hai Hua joint venture plant’s downtime. The costs were comprised principally of the plant’s electricity, coal consumption, and maintenance and other operating costs.
General and administrative expenses were $3.8 million for the quarter, down $0.9 million, or 19%, compared to the second quarter. The Company expects further G&A reductions in the fourth quarter resulting from further reductions in personnel and other costs.
Project and technical development expenses were $250,000 for the quarter and related principally to YIMA’s development.
Stock based compensation was a credit of $1.8 million, compared to an expense of $1.3 million for the second quarter, resulting from a reduction of $3.4 million due to a reversal of previously recognized expense due to forfeitures of stock option awards.
Net loss for the third quarter of fiscal 2009 was approximately $3.6 million, or $0.08 per share.
At March 31, 2009, the Company had cash and cash equivalents of $98.6 million and working capital of $91.4 million.
Conference Call Information
Senior management will hold a conference call today at 8:00 a.m. Eastern Time to review the Company’s financial results for the quarter ended March 31, 2009 and provide an update on corporate developments.
To access the live webcast, please log on to the Company’s website at www.synthesisenergy.com. Alternatively, callers may participate in the conference call by dialing (612) 234-9960. An archived version of the webcast will be available on the website through June 5, 2009. A telephone replay of the conference call will be available approximately two hours after the completion of the call through Friday, May 15, 2009. Callers can access the replay by dialing (320) 365-3844; the PIN access number is 998340.
Three Riverway, Suite 300 Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610

About Synthesis Energy Systems, Inc.
The Company is an energy and technology company that builds, owns and operates coal gasification plants that utilize its proprietary U-GAS® fluidized bed gasification technology to convert low rank coal and coal wastes into higher value energy products, such as transportation fuel and ammonia. The U-GAS® technology, which the Company licenses from the GTI, gasifies coal without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by our ability to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) our ability to operate efficiently on a smaller scale, which enables us to construct plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. The Company currently has offices in Houston, Texas and Shanghai, China. For more information on SES, visit www.synthesisenergy.com or call (713) 579-0600.
Contact:
Synthesis Energy Systems, Inc.
Ann Tanabe
Vice President of Investor Relations
(713) 579-0600
Ann.tanabe@synthesisenergy.com
Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our early stage of development, our estimate of the sufficiency of existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the limited history and viability of our technology, the effect of the current international financial crisis on our business, commodity prices and the availability and terms of financing opportunities, our results of operations in foreign countries and our ability to diversify, our ability to maintain production from our first plant in the Hai Hua project, our ability to obtain the necessary approvals and permits and to negotiate definitive agreements and financing arrangements for our YIMA project and other future projects, and the sufficiency of internal controls and procedures. Although we believe that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. We cannot assure you that the assumptions upon which these statements are based will prove to have been correct.
Three Riverway, Suite 300 Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610

SYNTHESIS ENERGY SYSTEMS, INC.
(A Development Stage Enterprise)
Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	March 31,	June 30,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$98,632	$127,872
Restricted cash	250	—
Accounts receivable	175	169
Prepaid expenses and other currents assets	1,722	2,162
Inventory	735	516

Total current assets	101,514	130,719
Construction-in-progress	6,495	2,408
Property, plant and equipment, net	38,133	37,570
Intangible asset, net	1,433	1,546
Other long-term assets	3,973	5,504

Total assets	$151,548	$177,747

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accrued expenses and accounts payable	$7,860	$10,828
Current portion of long-term bank loan	2,253	2,245

Total current liabilities	10,113	13,073
Long-term bank loan	8,953	11,168

Total liabilities	19,066	24,241

Commitments and contingencies

Minority interest	2,314	2,969

Stockholders’ Equity:
Common stock, $0.01 par value: 100,000 shares authorized: 48,011 shares issued and outstanding	480	480
Additional paid-in capital	196,107	194,617
Deficit accumulated during development stage	(68,008)	(46,125)
Accumulated other comprehensive income	1,589	1,565

Total stockholders’ equity	130,168	150,537

Total liabilities and stockholders’ equity	$151,548	$177,747

Three Riverway, Suite 300 Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610

SYNTHESIS ENERGY SYSTEMS, INC.
(A Development Stage Enterprise)
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Revenue:
Product sales	$76	$40
Project development fees	250	—

Total revenue	326	40

Costs and Expenses:
Cost of sales and plant operating expenses	906	197
General and administrative expenses	3,841	3,802
Project and technical development expenses	251	1,700
Stock-based compensation expense	(1,798)	1,675
Depreciation and amortization	685	293

Total costs and expenses	3,885	7,667

Operating loss	(3,559)	(7,627)

Non-operating (income) expense:
Interest income	(195)	(113)
Interest expense	243	113

Net loss before minority interest	(3,607)	(7,627)

Minority interest	(8)	189

Net loss	$(3,615)	$(7,438)

Net loss per share:
Basic and diluted	$(0.08)	$(0.20)

Weighted average common shares outstanding:
Basic and diluted	48,011	36,419

Three Riverway, Suite 300 Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610

SYNTHESIS ENERGY SYSTEMS, INC.
(A Development Stage Enterprise)
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

			November 4,
			2003
			(inception) to
	Nine Months Ended March 31,		March 31,
	2009	2008	2009
Revenue:
Product sales	$684	$40	$887
Project development fees and other	250	—	375

Total revenue	934	40	1,262

Costs and Expenses:
Cost of sales and plant operating expenses	5,242	196	7,637
General and administrative expenses	13,142	8,516	32,858
Project and technical development expenses	2,193	2,879	10,649
Stock-based compensation expense	1,585	3,860	17,298
Depreciation and amortization	2,187	471	3,619

Total costs and expenses	24,349	15,922	72,061

Operating loss	(23,415)	(15,882)	(70,799)

Non-operating (income) expense:
Interest income	(1,658)	(192)	(2,660)
Interest expense	779	113	1,170

Net loss before minority interest	(22,536)	(15,803)	(69,309)

Minority interest	654	271	1,301

Net loss	$(21,882)	$(15,532)	$(68,008)

Net loss per share:
Basic and diluted	$(0.46)	$(0.46)	$(2.15)

Weighted average common shares outstanding:
Basic and diluted	48,011	33,520	31,610

Three Riverway, Suite 300 Houston, Texas 77056
Tel: (713) 579-0600 / Fax: (713) 579-0610